UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	March 3, 2010

Parametric Technology Corporation
(Exact Name of Registrant as Specified in Its Charter)

Massachusetts
(State or Other Jurisdiction of Incorporation)

0-18059	04-2866152
(Commission File Number)	(IRS Employer Identification No.)

140 Kendrick Street Needham, Massachusetts	02494-2714
(Address of Principal Executive Offices)	(Zip Code)

(781) 370-5000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Section 5 – Corporate Governance and Management

Item 5.07	Submission of Matters to a Vote of Security Holders

An Annual Meeting of Stockholders was held on March 3, 2010.  Four proposals were before the meeting:

•	Election of three Class II directors to serve until the 2013 Annual Meeting;

•	Approval of the performance goals under the 2009 Executive Cash Incentive Performance Plan for the purposes of Section 162(m) of the Internal Revenue Code;

•	Re-approval of the performance goals under the 2000 Equity Incentive Plan for the purposes of Section 162(m) of the Internal Revenue Code; and

•	Confirmation of the selection of PricewaterhouseCoopers LLP as PTC’s independent registered public accounting firm for the 2010 fiscal year.

All of the proposals passed.  The votes with respect to the proposals are set forth below.

Elect Three Class II Directors to Serve until the 2013 Annual Meeting
	For	Withheld	Broker Non-Votes
Paul A. Lacy	100,753,338	1,735,851	7,486,441
Michael E. Porter	65,279,989	37,209,200	7,486,441
Robert P. Schechter	100,751,937	1,737,252	7,486,441

Approve the Performance Goals under the 2009 Executive Cash Incentive Performance Plan
For	Against	Abstain	Broker Non-Votes
96,439,366	3,564,230	485,593	7,486,441

Re-Approve the Performance Goals under the 2000 Equity Incentive Plan
For	Against	Abstain	Broker Non-Votes
93,846,048	8,071,074	572,067	7,486,441

Confirm the Selection of PricewaterhouseCoopers LLP as PTC’s Independent Registered Public Accounting Firm for the 2010 Fiscal Year
For	Against	Abstain	Broker Non-Votes
107,140,680	2,826,200	8,750	--

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Parametric Technology Corporation

Date: March 5, 2010	By:	/s/Aaron C. von Staats
Aaron C. von Staats
General Counsel & Secretary